EXHIBIT 10.8


                                PROMISSORY NOTE

$1,128,750.00                                                   Miami, Florida
                                                                June, 17, 1996

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of EQUITY ONE, INC., a Maryland corporation, at Penthouse 777 17th Street, Miami Beach, Florida 33139, or at such other place as shall be designated by the holder of this note in writing, the sum of ONE MILLION ONE HUNDRED TWENTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($1,128,750.00) together with interest thereon from the date hereof at 6.86 PERCENT (6.86%) per annum (if blank, the interest rate shall be the seven-year U.S. Treasury Bill rate on the date hereof or, if no rate is available on the date hereof, on the last day prior to the hereof when the rate is determinable), calculated on the basis of a 360 day year, counting the actual number of days elapsed, provided, however, that the interest rate hereunder, shall not exceed the maximum rate of interest allowed, from time to time, by law.

         Interest hereunder shall be payable annually commencing on the 5th day of January, 1997, and on the same day of each year thereafter. The maker is not required to make any payment of principal prior to the maturity date hereof. All principal outstanding hereunder, together with all accrued and unpaid interest, and any other payments due hereunder, shall be payable on June 16, 2003.

         Any and all payments shall be applied first to accrued interest, and the remainder, if any, to reduction of principal. If any installment of principal or interest is not paid when due, or upon any default in the performance of any of the covenants or agreements of this note, or of any instrument now or hereafter evidencing or securing this note or the obligation represented hereby, the entire Indebtedness (including principal and interest) remaining unpaid shall, at the option of the holder, become immediately due, payable and collectible. The principal, or any installment of principal, and deferred interest shall bear interest at three percent (3.00%) over the rate hereof from maturity until paid, accruing at such rate even after entry of final judgment for payment of same.


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         Each maker and every endorser severally waives demand, protest and notice of maturity, nonpayment or protest and all requirements necessary to hold each of them liable as makers and endorsers. Each maker and endorser further agrees, jointly and severally, to pay all costs and expenses of collection, including reasonable attorney's fees, and specifically including cost, expenses and reasonable attorney's fees on appeal and in supplementary proceedings for collection of judgments. In the event the principal of this note or any payment of principal or interest thereon is not paid at the respective maturity thereof, or in the event it becomes necessary to protect the security hereof, wherether suit be brought or not.

         All endorsers hereby expressly consent that the holder may, without notice to or consent of the said endorsers, from time to time extend the time for payment of the whole or any part of the indebtedness or liability of the maker of this note without impairing the liability of said endorsers.

         The liability of each maker and endorser on this note shall be absolute and unconditional and without regard to the liability of any other party hereto.

         In addition to the acceleration rights set forth hereinabove, the holder hereof shall be entitled to accelerate the entire unpaid balance and any acrued interest hereunder, forthwith as against the makers hereof and any endorsers, upon the occurrence of any of the following events: (a) the dissolution of any corporation liable for the payment hereof; (b) in the event any party liable for the payment hereof shall become insolvent, make a general assignment for the benefit of creditors or if any bankruptcy, insolvency or reorganization proceeding of any nature under Federal or State statutes be commenced by or against any of them, or in the event a receiver shall be appointed, or a writ or order of attachment or garnishment be issued or made against any of the property, assets or Income of any of them, and such writ, order, receiver or proceeding is not terminated or removed within thirty (30) days thereafter, and (c) failure of any party obligated hereunder to do all things necessary to preserve and maintain the value and collectibility of any collateral now or hereafter securing the obligations created hereunder.

         Nothing contained in this note, nor any instrument or transaction related to it, shall be construed or so operate as to require the maker, or any person liable for the payment of the loan made pursuant to this note, to pay interest in an amount or at a rate greater than the maximum allowed by law. Should any interest or other charges paid by the maker, or any parties liable for the payment of the loan made pursuant to this note, result in the computation or earning of interest in excess of the


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maximum lawful rate, then any and all of that exccess shall be and is waived by the holder of this note, and all excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by the holder to the maker and any parties liable for the payment of the loan made pursuant to this note, it being the intent of the parties that under no circumstances shall the maker, or any parties liable for a payment of the loan hereunder, be required to pay interest in exccess of the maximum rate allowed by law.

         This Note is secured by certain stock of Equity One, Inc. which has been pledged as collateral (the "Pledged Stock") and which is more particularly described in that cetain Stock Pledge Agreement of even date herewith. The holder shall be under no duty to enforce payment out of the collateral securing this note, although the obligor herein may, at his option, tender for payment of any amounts due under this note such portions of stock in Equity One, Inc. held by the obligor as the obligor shall, in his sole discretion, so tender for payment.

         The obligor hereunder may prepay this note at any time, in whole or in part, without penalty or premium. At the obligor's sole option, the obligor may use for payment of the amounts payable under this Note, including amounts due at maturity, all or any portion of the Pledged Stock, and such Pledged Stock used for payment herein shall be valued at (i) if the issuer's stock is listed and traded on a securities exchange, at the price per share equal to the average closing price over the 45 trading days preceding the date the Pledged Stock is tendered for payment by the Pledgor, (ii) if the issuer's stock is not listed and traded on a securities exchange, the price per share equal to the price per share of a third-party, arms' length sale of stock of Equity One, Inc., in similar quantities during the six-month period immediately preceding the tender, or (iii) if the price cannot be determined pursuant to (i) or (ii) above, the fair market value as determined by an appraiser acceptable to both parties. If the parties are unable to appoint or agree upon a mutually acceptable appraiser within ten (10) days after notice is given of the proposed tender, the matter shall be submitted to binding arbitration by the American Arbitration Association who shall appoint one (1) arbitrator pursuant to the Rules of Commercial Arbitration within seven (7) days after submission and said arbitrator shall determine the fair market value of the Pledged Stock tendered by utulizing a nationally recognized, reputable investment banking firm. The determination of fair market value must be completed within thirty (30) days after the appointment of an arbitrator and the arbitrator's findings shall be final. The proceeedings shall take place in Miami, Florida in the English language and each pary shall pay one-half (1/2) the cost of the


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proceedings and the appraisal. The Pledgor shall be permitted to tender up to the number of shares of the Pledged Stock required to pay to the Pledgee the amounts due under the Promissory Note and this Agreement.

         WAIVER OF JURY TRIAL. THE HOLDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN REPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.



                                        /s/ CHAIM KATZMAN
                                        -----------------------------
                                        CHAIM KATZMAN